UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2012

STATER BROS. HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13222	33-0350671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 S. Tippecanoe Avenue San Bernardino, California		92408
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 733-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission by Stater Bros. Holdings Inc. (the “Company”) on June 14, 2012 (the “Original 8-K”), Phillip J. Smith has retired from his position as Executive Vice President and Chief Financial Officer of the Company and has been elected to the Company’s board of directors. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, the Company is filing this Amendment No. 1 to the Original 8-K to update certain information reported in the Original 8-K. Except for the following disclosure, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K.

On June 15, 2012, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Smith pursuant to which Mr. Smith will provide certain financial consulting services to the Company and perform other consulting services as requested from time to time by the Company’s Chief Executive Officer. Mr. Smith will receive an annual fee of $125,000 during the term of the Consulting Agreement, which has an original term of one year and will be automatically renewed for yearly terms unless terminated by mutual agreement of the parties or by written notice of termination given by either party 30 days prior to the expiration of the then current term. The foregoing description of the Consulting Agreement is a summary only and is qualified in its entirety by reference to the Consulting Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The following material is being furnished as an exhibit to this current report on Form 8-K.

(d) Exhibits.

Exhibit	Description

10.1	Consulting Agreement dated June 15, 2012 by and between Stater Bros. Holdings Inc. and Phillip J. Smith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stater Bros. Holdings Inc.

Date: June 21, 2012	By:	/s/ David J. Harris
		Name:	David J. Harris
		Title:	Senior Vice President — Finance and
Chief Financial Officer
(Principal Financial Officer)
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit	Description

10.1	Consulting Agreement dated June 15, 2012 by and between Stater Bros. Holdings Inc. and Phillip J. Smith.